Exhibit 10.9

Stock Purchase Agreement

Among

Cathay General Bancorp

Broadway Financial Corporation

and

Broadway Federal Bank

Dated as of March 18, 2004

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

iii

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, dated as of March 18, 2004 (“Agreement”), is made by and between Cathay General Bancorp, a Delaware corporation and a registered Bank Holding Company under the Bank Holding Company Act of 1956 as amended (“Cathay”), and Broadway Financial Corporation, a Delaware corporation and a registered savings and loan holding company under the Home Owners Loan Act (“BFC”), the owner of 100% of the outstanding shares of Broadway Federal Bank (“BFB”), a federal savings bank. BFB joins in this agreement for the purpose of providing certain undertakings, representations, warranties and covenants.

WITNESSETH:

A. BFC deems it advisable and in its best interests and the interest of its shareholders that the parties enter into a stock purchase agreement whereby Cathay shall acquire certain authorized but previously unissued shares of BFC Common Stock, par value of $.01 per share (“newly issued Common Shares,” within the meaning of the definition of “Acquiring Person” in Section 1 of that certain rights agreement between BFC and U.S. Stock Transfer Corporation dated as of January 31, 2003 [the “Rights Plan”]), (the “Shares”) (the “Acquisition”).

B. BFC is the sole holder of the outstanding shares of BFB which joins in this Agreement to expedite and give effect to the undertakings herein.

C. Cathay is prepared to purchase the Shares in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

Section 1. THE PURCHASE.

1.1 Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, on the date on which the shares of the BFC are transferred to Cathay (the “Effective Date”), BFC shall sell to Cathay, and Cathay shall purchase from BFC, the Shares.

1.2 Number of Shares. The number of Shares to be sold to Cathay shall be 215,000, or such lesser number of Shares as BFC shall determine will not cause the exercisability of the preferred share purchase rights under, or otherwise conflict with, the Rights Plan.

1.3 Purchase Price. In consideration of the sale by BFC of the Shares, Cathay, on the conditions set forth herein, shall deliver to BFC on the Effective Date $13.50 per share, payable in immediately available funds.

Section 2. COVENANTS OF THE PARTIES.

2.1 Mutual Covenants.

(a) Government Approvals. Each party will use its commercially reasonable efforts in good faith to take or cause to be taken as promptly as practicable all steps within their reasonable control to obtain the prior approval of the Acquisition by the Board of Governors of the Federal Reserve System (the “FRB”) under Section 4(c)(8) of the Bank Holding Company Act and Regulation Y thereunder, and to obtain all other consents and approvals of government agencies as are required by law or otherwise (including but not limited to any consents that may be required from the Office of Thrift Supervision (“OTS”) or the California Department of Financial Institutions (“DFI”), and shall do any and all acts and things necessary or appropriate in order to cause the Acquisition to be consummated on the terms provided in this Agreement as promptly as practicable. The approvals referred to in this Section 2.1(a) are hereinafter referred to as the “Government Approvals.” Cathay shall have primary responsibility for preparing applications for the Government Approvals. Cathay shall pay any fees required for its applications to the FRB and DFI. BFC shall pay any fees required for applications to the OTS. Each party shall respond to a written request for information sought by the other for the purpose of obtaining the Government Approvals promptly and in all cases within five days after receipt of such request.

(b) Notification of Breach of Representations, Warranties and Covenants. Each party shall promptly give written notice to the other parties upon becoming aware of the occurrence or impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants of that party contained or referred to in this Agreement and shall use its best efforts to prevent the same or remedy the same promptly.

(c) Press Releases. No party shall issue any press release or written statement for general circulation relating to this Agreement unless previously provided to the other parties for review and approval (which approval will not be unreasonably withheld or delayed) and shall cooperate with the other parties in the development and distribution of all news releases and other public information disclosures with respect to the Acquisition or this Agreement; provided that either party may, without the consent of the other parties, make any disclosure with regard to this Agreement that it determines is required under any applicable law or regulation.

(d) Registration Rights. At or prior to the Effective Date hereof, the parties shall have executed an agreement in the form attached hereto as Exhibit A providing for Cathay to have rights with respect to the registration of the Shares (the “Registration Rights Agreement”).

2.2 Covenants of Cathay.

(a) No Additional Shares. From and after the date hereof, Cathay will not acquire additional shares of BFC common stock or securities convertible into or exercisable for BFC stock, other than the acquisition of the Shares provided for in this Agreement.

(b) Securities Law Restriction on Transfer. Cathay agrees that the Shares may not be sold or otherwise transferred by Cathay except pursuant to an effective registration filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 (the “Securities Act”), in a transaction complying with the requirements of SEC Rule 144, or in another transaction that is otherwise exempt from the registration requirements of the Securities Act. Cathay further agrees that the certificates representing the Shares from time to time shall bear the following legend:

“These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a valid registration statement covering such transaction under such Act or an opinion of counsel satisfactory to BFC that such registration is not required.”

Section 3. COVENANTS OF BFC AND BFB.

(a) Corporate Action to Complete the Acquisition. In connection with the sale of the Shares to Cathay, BFC will take such corporate action as is necessary to approve the issuance of the Shares to Cathay in accordance with the terms of this Agreement and to cause (i) the Shares to be available for sale by BFC; (ii) the Shares, as sold to Cathay, to be duly authorized, validly issued and non-assessable in the name of Cathay; and (iii) in accordance with the Registration Rights Agreement, the Shares to be fully registered and listed on the Nasdaq Small Cap Market. All corporate actions shall be taken in compliance with all corporate, securities and regulatory laws and regulations and shall be completed in the most expeditious manner possible. BFC hereby agrees to promptly take any other corporate action as may be necessary to consummate the actions anticipated under this Agreement. BFC and the Board of Directors of BFC specifically agree to take now and in the future on a timely basis any and all actions necessary or as requested by Cathay, including as appropriate amending BFC’s Rights Plan or repurchasing any Shares owned by Cathay at a mutually agreeable price to be determined, to ensure that the acquisition or holding of the Shares by Cathay does not cause the exercisability of the preferred share purchase rights under, or otherwise conflict with, the Rights Plan.

(b) Changes in Capital Stock; Dividends. At or prior to the Effective Date, except with the prior written consent of Cathay or as otherwise provided on Schedule 3(b) to this Agreement, BFC shall not: declare or pay any dividends, other than its normal quarterly dividends consistent with past practices; effect any split or reverse split or make any change in the rights, preferences or privileges of, any class or series of its authorized, issued or outstanding capital stock; grant or issue any stock option relating to, right to acquire, or security convertible into, shares of its capital stock or other equity securities; purchase, redeem, retire or otherwise acquire (other than in a fiduciary capacity) any shares of, or any security convertible into, capital stock or other equity security, or agree to so any of the foregoing, except as expressly provided herein.

(c) Access to Properties, Books and Records; Confidentiality. Prior to the Effective Date, subject to the requirements of applicable law, BFB shall give Cathay and its counsel and accountants full access, during normal business hours and upon reasonable request, to all of its properties, books, contracts, commitments and records including, but not limited to, the corporate, financial and operational records, papers, reports, instructions, procedures, tax returns and filings, tax settlement letters, material contracts or commitments, regulatory examinations and correspondences, and shall allow Cathay to make copies of such materials and shall furnish Cathay with all such information concerning its affairs as Cathay may reasonably request. BFB shall also use its reasonable best efforts to cause its independent accounting firm to make available to Cathay, its accountants, counsel and other agents, to the extent reasonably requested in connection with such review, such firm’s work papers and documentation relating to its work papers and its audits of the books and records of BFB. The availability or actual delivery of such information about either party shall not affect the covenants, representations and warranties contained in this Agreement. BFB shall respond to any written request for information promptly and in all cases within five days after receipt of such request. BFB shall use its reasonable best efforts to cause its officers, directors, employees, auditors, and attorneys to cooperate with Cathay in its reasonable requests for information. Cathay shall treat as confidential all such information in accordance with the confidentiality letter agreement, dated February 23, 2004, entered into between Cathay and BFC, which agreement shall remain in full force and effect.

Section 4. JOINT REPRESENTATIONS AND WARRANTIES OF BFB AND BFC.

BFB and BFC jointly and severally represent and warrant to Cathay that, except as set forth on a Schedule attached to this Agreement and corresponding in number with the applicable section:

4.1 Organization.

(a) BFB is a federal savings association, duly chartered, validly existing and in good standing under the laws of the United States and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets and properties and to carry on its business substantially as it is now being conducted.

(b) BFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is a savings and loan holding company under the Home Owners’ Loan Act (“HOLA”) and is the sole stockholder of BFB.

(c) Each of BFC and BFB is duly qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect (as defined in Section 4.8) on BFC or materially adversely affect the ability of BFC or BFB to consummate the transactions contemplated herein. Each of BFC and BFB has all requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. On or before the Effective Date each of BFC and BFB will have received any Governmental Approvals for the actions anticipated hereunder that may be required, including but not limited to, any share repurchases to be undertaken prior to the transactions contemplated hereby.

4.2 Authorization. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Board of Directors of BFC, and no other corporate action on the part of BFC is required to be taken. This Agreement has been duly executed and delivered by BFC and BFB and constitutes the valid and binding obligation of each of them and is enforceable against each of them, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or similar laws or equitable principles or doctrines.

4.3 Conflicts. The execution and delivery of this Agreement by BFC and BFB does not, and the consummation by BFC and BFB of the transactions contemplated hereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, permit the acceleration of any obligation under, require the giving of notice or obtaining consent under, or result in the creation of any material lien, charge or encumbrance on any property or assets under, (i) any provision of the Certificate or Charter or Bylaws of BFC or BFB, (ii) any mortgage, indenture, lease or agreement to which BFC or BFB is a party or by which any of their assets are bound, or (iii) any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BFC or BFB or their respective properties, other than any such conflicts, violations or defaults which, with respect to (ii) or (iii), would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on BFC. Further, assuming that Cathay holds no other shares of BFC stock other than the Shares acquired pursuant to this Agreement, Cathay’s acquisition and holding of the Shares will not cause the exercisability of the preferred share rights under, or otherwise conflict with, the Rights Plan.

4.4 Anti-takeover Provisions Inapplicable. No “business combination,” “moratorium,” “control share” or other state anti-takeover statute or regulation applicable to BFC or BFB, (i) applies to the transactions contemplated hereby, (ii) prohibits or restricts the ability of BFC to perform its obligations under this Agreement, (iii) would have the effect of invalidating or voiding this Agreement, or (iv) would subject Cathay to any material impediment or condition in connection with the exercise of any of its rights under this Agreement.

4.5 Capitalization and Stockholders.

(a) As of the date hereof, the authorized capital stock of BFC consists of 3,000,000 shares of BFC Common Stock and 1,000,000 shares of preferred stock. As of February 27, 2004, 1,832,507 shares of BFC Common Stock, 55,199 shares of Noncumulative Perpetual Preferred Stock, Series A and 100,000 shares of Noncumulative Perpetual Preferred Stock Series B, were issued and outstanding. As of February 27, 2004, 97,315 shares of BFC Common Stock were issued to and held by the BFC ESOP. Since February 27, 2004, no shares of BFC Common Stock have been issued except pursuant to the exercise of BFC Stock Options. All of the issued and outstanding shares of BFC Common Stock have been duly and validly authorized and issued, and are fully paid and non-assessable. None of the outstanding shares of BFC Common Stock has been issued in violation of any preemptive rights of current or past stockholders of BFC or are subject to any preemptive rights of the current or past BFC stockholders. All of the issued and outstanding shares of BFC Common Stock are entitled to one vote on all matters presented for a vote by BFC stockholders at any meeting thereof.

(b) All of the issued and outstanding shares of BFB capital stock have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by BFC, and are not subject to any pledge, lien, security interest or other encumbrance.

(c) As of the date hereof, BFC had reserved for future issuance 313,316 shares of BFC Common Stock under the BFC Stock Compensation Plans for the benefit of employees and directors of BFC and BFB, pursuant to which options covering 287,277 shares of BFC Common Stock were outstanding as of February 27, 2004. No options covering BFC Common Stock have been granted since February 27, 2004. Except as set forth in this Section, there are no shares of capital stock or other equity securities of BFC outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of BFC, or contracts, commitments, understandings or arrangements by which BFC is or may be bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock, except as indicated in Schedule 4.5(c). There are no outstanding phantom stock rights or awards.

4.6 BFC Financial Statements; Off Balance Sheet Disclosure; Material Changes.

(a) The consolidated financial statements of BFC (the “BFC Financial Statements”) included in the BFC SEC Reports (as defined in Section 4.9) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects the consolidated financial position of BFC and its Subsidiaries at the dates thereof and the consolidated results of operations, changes in stockholders’ equity and cash flows of such companies for the periods then ended (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments).

(b) Other than as set forth in BFC Financial Statements or the notes thereto, there are no affiliated BFC entities, including without limitation any special purpose entities, limited purpose entities or qualified special purpose entities, in which BFC or BFB has an economic or management interest.

(c) Since December 31, 2003 to the date hereof, there has been no change in the condition (financial or otherwise), properties, business or operations of BFC or BFB which, individually or in the aggregate, has had or would reasonably be likely to have a Material Adverse Effect on BFC.

4.7 BFC Subsidiaries.

(a) BFC’s only subsidiaries are BFB and BankSmart Inc., a California corporation that is an inactive direct subsidiary of BFC, Broadway Service Corporation, a California corporation that is a direct subsidiary of BFB, and Broadway Financial Funding, LLC, a California limited liability company of which BFC is the sole member (collectively, the “BFC

Subsidiaries”). BFC owns directly or indirectly all of the issued and outstanding shares of capital stock or limited liability company interests, as applicable, of BFB and the BFC Subsidiaries. None of BFC or BFB owns directly or indirectly any equity securities or other similar interest in any other corporation, limited liability company, joint venture, partnership, entity, association or other business, other than shares of capital stock in the Federal Home Loan Bank of San Francisco and preferred shares in Quality Control Corporation, which investment has been written off. No capital stock or limited liability company interests, as applicable, of the BFC Subsidiaries is or may become required to be issued (other than to BFC or BFB) by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of the BFC Subsidiaries. There are no contracts, commitments, understandings or arrangements relating to the rights of BFC to vote or to dispose of shares of the capital stock of the BFC Subsidiaries. All of the shares of capital stock of the BFC Subsidiaries are fully paid and non-assessable and are owned by BFC or BFB free and clear of any claim, lien or encumbrance.

(b) The BFC Subsidiaries are corporations or limited liability company interests, as applicable, and duly organized, validly existing and in good standing under the laws of the jurisdiction in which they are incorporated or organized, and are duly qualified to do business and in good standing in each jurisdiction where the character of the assets or properties owned or leased by them or the nature of the business transacted by them requires them to be so qualified, except where the failure to so qualify, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on BFC and would not materially adversely affect the ability of BFC to consummate the transactions contemplated herein. Each of the BFC Subsidiaries has the corporate power and authority necessary for it to own, operate or lease its assets and properties and to carry on its business substantially as it is now being conducted.

4.8 Material Adverse Effect.

Except as disclosed to Cathay in writing:

(a) Since December 31, 2003, there has been (i) no material adverse change in the business, assets, licenses, permits, franchises, results of operations or financial condition of BFB (whether or not in the Ordinary Course), (ii) no change in any of the assets, licenses, permits or franchises of BFB that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause (i) above, (iii) no damage, destruction, or other casualty loss (whether or not covered by insurance) that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause (i) above (collectively a “Material Adverse Effect”);

(b) Since December 31, 2003, there has been no amendment, modification, or termination of any existing, or entering into of any new, contract, agreement, plan, lease, license, permit or franchise that is material to the business, financial condition, assets, liabilities or operations of BFB, except in the Ordinary Course; and

(c) Since December 31, 2003, there has been no disposition by BFB of one or more assets that, individually or in the aggregate, are material to BFB, except sales of assets in the ordinary course of business consistent with past practice of BFB.

4.9 BFC Reports.

(a) Each of BFC, BFB and the BFC Subsidiaries has filed, and will continue to file, all reports and statements, together with any amendment required to be made with respect thereto, that it has, or will be, required to file with the SEC, the OTS and other applicable bank, securities and other regulatory authorities (except filings which are not material to BFC, BFB and the BFC Subsidiaries considered as a whole). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied or will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the authority with which they were filed and, in the case of documents filed with the SEC, did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Other than normal examinations conducted by the IRS, state and local taxing authorities, or the OTS in the regular course of the business of BFC, BFB and the BFC Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the knowledge of BFC, investigation into the business or operations of BFC or BFB since December 31, 2002. There is no unresolved violation or exception by the OTS, SEC or other agency, commission or entity contained in any report or statement referred to in this Section 3.9(a) that would reasonably be expected to result in a Material Adverse Effect on BFC. To the extent not otherwise available in BFC SEC Reports filed on public databases, BFC has previously made available to Cathay true and correct copies of all SEC or OTS filings made during calendar years 2002, 2003 and 2004 (to date).

(b) BFC has filed, and will continue to file, through the public EDGAR database of the SEC, each report, schedule, registration statement and definitive proxy statement that it was or will be required to file with the SEC pursuant to the Securities Act or the Exchange Act (other than reports filed pursuant to Section 13(g) of the Exchange Act), since December 31, 2002 (as such documents have since the time of their filing been amended, the “BFC SEC Reports”). As of their respective dates of filing with the SEC, the BFC SEC Reports complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such BFC SEC Reports, and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.10 Compliance with Laws.

(a) Except as disclosed in the BFC SEC Reports or for violations which would not reasonably be likely to result in a Material Adverse Effect on BFC, the businesses of BFC, BFB and the BFC Subsidiaries are being conducted, in all material respects, in compliance with all laws, ordinances or regulations of governmental entities, including without limitation, laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and all other laws and regulations relating to employees and employee benefits, and any statutes or ordinances relating to the properties occupied or used by BFC or BFB.

(b) Except as disclosed in BFC SEC Reports, to the knowledge of BFC, as of the date hereof no investigation or review by any governmental entity with respect to BFC or BFB is pending or, to the knowledge of BFC, threatened, nor has any governmental entity indicated to BFC or BFB an intention to conduct the same, other than normal bank regulatory examinations and other investigations or reviews the outcome of which is not reasonably expected by BFC to be likely to have a Material Adverse Effect on BFC.

(c) BFC and BFB are in substantial compliance with the applicable provisions of the Community Reinvestment Act (“CRA”) and the regulations promulgated thereunder. As of the date of this Agreement, BFC has not been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause BFB to fail to be in substantial compliance with such provisions. BFB has not received since December 31, 2000 a CRA rating from an applicable regulatory authority which is less than “satisfactory.”

4.11 Litigation. Except as disclosed in BFC SEC Reports, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the knowledge of BFC threatened, against or affecting BFC or BFB, or any of their respective officers, directors, employees or agents, in their capacities as such, seeking damages in excess of $250,000, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against BFC or BFB or any of their respective officers, directors, employees or agents, in their capacities as such.

4.12 Loans and Investments.

(a) The outstanding loans, including guarantees thereon, originated by BFB have been documented in all material respects in accordance with the policies of BFB, including guarantees thereon, and all loans purchased by or participated in by BFB are documented in a manner substantially consistent with such policies. BFB has made available to Cathay for review each loan or other asset of BFC or any BFC Subsidiary that has been classified by examiners or others as “Other Loans of Concern,” “Substandard,” “Doubtful” or “Loss.” BFB has made available to Cathay for review a complete list of the real estate acquired through foreclosure, repossession or deed in lieu thereof (“REO”) on the books of BFC or BFB as of December 31, 2003.

(b) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which BFC or BFB is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the knowledge of BFC, in accordance with then customary practice and applicable rules, regulations and policies of the OTS and with counterparties believed to be financially responsible at the time. BFC, BFB and the BFC Subsidiaries have duly performed in all material respects all of their respective obligations thereunder to the extent that such obligations to perform have accrued, and to the knowledge of BFC, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

(c) Except for pledges to secure public and trust deposits and borrowings in the ordinary course of business, none of the investments reflected in the BFC Financial Statements dated as of December 31, 2003 under the heading “Investment Securities,” and none of the investments made by BFC, BFB and BFC Subsidiary since December 31, 2003, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of BFC, BFB or BFC Subsidiary to freely dispose of such investment at any time, other than those restrictions permitted or imposed on securities held for investment under GAAP. With respect to all material repurchase agreements to which BFC or BFB is a party, BFC or BFB has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement. Except for any securities sold subject to repurchase obligations in the normal course of business and any loans or loan participations subject to customary repurchase obligations, none of BFC or BFB has sold or otherwise disposed of any assets in a transaction in which the acquirer of such assets or other person has the right, either conditionally or absolutely, to require BFC, BFB or BFC Subsidiary to repurchase or otherwise reacquire any such assets.

(d) All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States of the United States and their political subdivisions, and other investment securities classified as “held to maturity” and “available for sale” held by BFC, BFB and the BFC Subsidiaries, as reflected in the BFC Financial Statements dated December 31, 2003, were classified and accounted for in accordance with Statement of Financial Accounting Standards No. 115 and the intentions of management.

4.13 Allowance for Loan Losses.

(a) BFB allowance for loan losses (“ALL”) is in compliance with BFB’s existing methodology for determining the adequacy of its ALL as well as the standards established by applicable regulatory authorities and the Financial Accounting Standards Board.

(b) Section 4.13 of the BFC Disclosure Schedule includes the sum of the aggregate amount of all NPAs (as defined below) and all troubled debt restructurings (as defined under GAAP) on the books of BFC, BFB and the BFC Subsidiaries as of the date set forth in such schedule. “NPAs” shall mean (i) all loans (excluding the guaranteed portion of any loan that is partially guaranteed by the U.S. Small Business Administration) and leases (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on nonaccrual status, (C) where a reasonable doubt exists, in the reasonable judgment of BFB, as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than 90 days past due, (D) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, (E) where a specific reserve allocation exists in connection therewith or (F) that have been classified “Doubtful,” “Loss” or the equivalent thereof by any regulatory authority, and (ii) all assets classified as REO and other assets acquired through foreclosure or repossession.

4.14 Licenses. BFC, BFB and the BFC Subsidiaries, and to the extent required, their respective employees hold all licenses, certificates, permits, franchises and all patents, trademarks, service marks, trade names, copyrights or rights thereto, and required authorizations, approvals, consents, licenses, clearances and orders or registrations with all appropriate federal, state or other authorities that are material to the conduct of the business as now conducted of BFC, BFB and the BFC Subsidiaries taken as a whole.

4.15 Taxes. BFC, BFB and the BFC Subsidiaries (or BFC on behalf of itself, BFB and the BFC Subsidiaries) have each timely filed all tax and information returns required to be filed and have paid, or have accrued on their respective books and set up an adequate reserve for the payment of, all taxes reflected on such returns as required to be paid in respect of the periods covered by such returns and have accrued on their respective books and set up an adequate reserve for the payment of all income and other taxes anticipated to be payable in respect of periods through the end of the calendar month next preceding the date hereof. Neither BFC nor the BFC Subsidiaries is delinquent in the payment of any material tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against BFC or BFB that have not been resolved or settled and none of BFC or BFB have waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency. The income tax returns of BFC and the BFC Subsidiaries have not been audited by the IRS, state, municipal or other taxing authority after the 1999 tax year. None of BFC or BFB is a party to any action or proceeding by any governmental authority for the assessment or the collection of taxes. Deferred taxes of BFC, BFB and the BFC Subsidiaries have been accounted for in accordance with generally accepted accounting principles. Neither BFC nor the BFC Subsidiaries is delinquent in the payment of any material tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against BFC or BFB that have not been resolved or settled and none of BFC or BFB have waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency. The income tax returns of BFC and the BFC Subsidiaries have not been audited by the IRS, state, municipal or other taxing authority after the 1999 tax year. None of BFC or BFB is a party to any action or proceeding by any governmental authority for the assessment or the collection of taxes. Deferred taxes of BFC, BFB and the BFC Subsidiaries have been accounted for in accordance with generally accepted accounting principles.

4.16 Insurance. BFC has maintained and maintains as of the date of this Agreement, insurance in such amounts and covering such risks as is usually carried by prudent companies engaged in similar businesses and owning similar properties in the same general area in which it operates.

4.17 Corporate Records. The corporate record books, transfer books and stock ledgers of BFC, BFB and the BFC Subsidiaries are complete and accurate in all material respects and reflect all meetings, consents and other material actions of the organizers, stockholders, Boards of Directors and committees of the Boards of Directors of BFC and each such Subsidiary, and all transactions in their respective capital stocks, in each case for the last five years.

4.18 Undisclosed Liabilities. All of the liabilities of a nature that are required to be included in a consolidated balance sheet prepared in accordance with GAAP or in the notes thereto have, in the case of BFC and its consolidated Subsidiaries, been reflected, disclosed or reserved against in the BFC Financial Statements as of December 31, 2003, except for liabilities (contingent or otherwise) (a) incurred since December 31, 2003 in the ordinary course of business including, without limitation, pursuant to contracts entered into in the ordinary course of business, (b) in connection with the transactions contemplated hereby including, without limitation, with respect to expenses of BFC’s accountants, attorneys or investment bankers or (c) as would not reasonably be likely to be, individually or in the aggregate, material to BFC and its Subsidiaries taken as a whole.

4.19 Fairness Opinion. BFC has received from Keefe Bruyette & Woods, Inc. a fairness opinion, dated as of the date of this Agreement, that the transactions contemplated hereby are fair to the stockholders of BFC (not including Cathay or certain other stockholders) from a financial point of view.

4.20 Accuracy of Representations and Warranties. No representation or warranty by BFB or BFC, and no statement by BFB or BFC in any certificate, agreement, schedule or other document furnished in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to Cathay.

Section 5. REPRESENTATIONS AND WARRANTIES OF CATHAY.

Cathay represents and warrants to BFC and BFB that, except as set forth on a Schedule attached to this Agreement and corresponding in number to the appropriate section:

5.1 Organization.

(a) Cathay is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is a bank holding company under the Bank Holding Company Act of 1956 as amended.

(b) Cathay is duly qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Cathay or materially adversely affect the ability of Cathay to consummate the transactions contemplated herein. Cathay has all requisite corporate power and authority to enter into this Agreement and, subject to receipt of all requisite regulatory approvals and the expiration of any applicable waiting periods, to consummate the transactions contemplated hereby and thereby.

5.2 Authorization. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly approved and authorized by the Board of Directors of Cathay, and no other corporate action on the part of Cathay is required to be taken. This Agreement has been duly executed and delivered by Cathay and constitutes the valid and binding obligation and is enforceable against it, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or similar laws or equitable principles or doctrines.

5.3 Conflicts. The execution and delivery of this Agreement by Cathay does not, and the consummation by Cathay of the transactions contemplated hereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, permit the acceleration of any obligation under, require the giving of notice or obtaining consent under, or result in the creation of any material lien, charge or encumbrance on any property or assets under, (i) any provision of the Certificate or Articles of Incorporation or Bylaws of Cathay or any of its affiliates, (ii) any mortgage, indenture, lease or agreement to which Cathay or any of its affiliates is a party or by which any of its or their assets are bound, or (iii) any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Cathay or its or their respective properties, other than any such conflicts, violations or defaults which, with respect to (ii) or (iii), would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Cathay or any of its affiliates.

5.4 Accuracy of Representations and Warranties. No representation or warranty by Cathay, and no statement by Cathay in any certificate, agreement, schedule or other document furnished in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to BFC or BFB.

5.5 Financial Capacity; Adverse Prospects. Cathay has the present financial resources and capacity to perform its obligations under this Agreement. Cathay is not aware of any facts or circumstances relating to Cathay or any of its affiliates that is likely to impair its financial ability to perform its obligations under this Agreement, or to impair prospects of obtaining the Government Approvals or to result in the imposition of any materially burdensome conditions on the Government Approvals, other than as referenced in Section 5.5 of the Cathay Disclosure Schedule.

5.6 Securities Law Representations. Cathay is acquiring the Shares for its own account, and not as a nominee or agent, for investment, and not with a view to the distribution thereof. Without limiting the effect of the representations and warranties given by BFC and BFB in this Agreement, Cathay acknowledges that it has been given the opportunity to ask questions and receive answers from BFC and BFB regarding the business of BFC and BFB and the terms and conditions of the sale of the Shares. Cathay understands that the shares will be considered “restricted securities” under the federal securities laws in that they are being acquired by Cathay in a transaction not involving a public offering and have not been registered under the Securities Act. Cathay further understands that as such the Shares may only be resold by Cathay pursuant to an effective registration statement filed with the Securities and Exchange Commission or in certain limited instances pursuant to SEC Rule 144 or other transactions that qualify for an exemption from the registration requirements of the Securities Act.

Section 6. CONDITIONS TO THE OBLIGATIONS OF CATHAY.

The obligations of Cathay under this Agreement are subject to fulfillment at or prior to the Effective Date of each of the following conditions; provided, however, that any one or more of such conditions may be waived by the Board of Directors of Cathay at any time at or prior to the Effective Date:

6.1 Representations and Warranties. The representations and warranties of BFC and BFB in Section 4 hereof shall be true and correct in all material respects when made and on and as of the Effective Date, with the same effect as though such representations and warranties had been made on and as of such date except as to any representation or warranty which specifically relates to an earlier date. BFC shall specifically provide an updated disclosure for Section 4.5(a) stating the number of shares of BFC stock issued and outstanding as of the Effective Date, and shall furnish to Cathay a certificate from its transfer agent setting forth the same information.

6.2 Compliance and Performance Under Agreement. BFC and BFB shall have performed and complied in all material respects with all terms of this Agreement required to be performed or complied with by them at or prior to the Effective Date.

6.3 Material Adverse Effect. No Material Adverse Effect shall have occurred since December 31, 2003, in the business, prospects, financial condition or results of operations of BFB and BFB shall not be a party to or, so far as BFC and BFB are aware, threatened with, and to BFC’s and BFB’s best knowledge there is no reasonable basis for, any legal action or other proceeding before any court, any arbitrator of any kind or any Government agency or other fact or circumstance if such legal action, proceeding, fact or circumstance could reasonably be expected to result in a Material Adverse Effect on BFB or its business, prospects, financial condition or results of operations.

6.4 Officer’s Certificate. Cathay shall have received a certificate, dated the Effective Date, signed (i) on behalf of BFC by its President and Chief Financial Officer and (ii) on behalf of BFB by its President and Chief Financial Officer, to the effect that the conditions in Sections 6.1-6.3 have been satisfied.

6.5 Absence of Litigation. No litigation, proceeding or investigation shall be pending or threatened before any court or government agency relating to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect on BFC.

6.6 Government Approvals. All Government Approvals shall be in effect, and all conditions or requirements prescribed by law or by any such Governmental Approval shall have been satisfied; provided, however, that no Government Approval shall be deemed to have been received if it shall require the divestiture or cessation of any of the present businesses or operations conducted by either of the parties hereto or shall impose any other condition or requirement, which divestiture, cessation, condition or requirement Cathay in its reasonable judgment deems to be materially burdensome (in which case Cathay shall promptly notify BFC and BFB).

6.7 Closing Documents. Cathay shall have received such certificates and other closing documents as counsel for Cathay shall reasonably request.

6.8 Consents. BFB shall have received, or Cathay shall have satisfied itself that BFB will receive, all consents of other parties to and required by material mortgages, notes, leases, franchises, agreements, licenses and permits applicable to BFB, in each case in form and substance reasonably satisfactory to Cathay, and no such consent or license or permit shall have been withdrawn or suspended.

6.9 Corporate Action. All necessary corporate action by BFB and or BFC for approval of the transactions anticipated by this Agreement have been taken and are final and irrevocable.

6.10 Registration Rights. The parties shall have executed the Registration Rights Agreement attached hereto as Exhibit A.

Section 7. CONDITIONS TO THE OBLIGATIONS OF BFC AND BFB.

The obligations of BFC and BFB under this Agreement are subject to the fulfillment at or prior to the Effective Date of each of the following conditions; provided, however, that any one or more of such conditions may be waived by the Boards of Directors of BFC and BFB at any time at or prior to the Effective Date:

7.1 Representations and Warranties. The representations and warranties of Cathay in Section 5 hereof shall be true and correct in all material respects when made and on and as of the Effective Date with the same effect as though such representations and warranties had been made on and as of such date except as to any representation or warranty which specifically related to an earlier date.

7.2 Compliance and Performance Under Agreement. Cathay shall have performed and complied in all material respects with all of the terms of this Agreement required to be performed or complied with by them at or prior to the Effective Date.

7.3 Government Approvals. The Government Approvals shall have been received and shall be in effect, and all conditions or requirements prescribed by law or by any such approval shall have been satisfied.

7.4 Closing Documents. BFB shall have received such certificates and other closing documents as counsel for BFC shall reasonably request.

7.5 Officer’s Certificate. BFC shall have received a certificate, dated the Effective Date, signed on behalf of Cathay by its Chief Financial Officer, to the effect that the conditions in Sections 7.1-7.3 have been satisfied.

7.6 Absence of Litigation. No litigation, proceeding or investigation shall be pending or threatened before any court or government agency relating to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect on Cathay.

Section 8. CLOSING.

8.1 Closing Date. The completion of the transactions contemplated by this Agreement (the “Closing”) shall, unless another date, time or place is agreed to in writing by Cathay and BFB, be held at 10:00 a.m. at the offices of Cathay in Los Angeles, California, as soon as practicable, but not more than 5 business days, after receipt of all Government Approvals and the expiration of any applicable waiting periods.

8.2 Delivery of Documents. At the Closing, certificates and other documents required to be delivered by this Agreement shall be delivered.

8.3 Filings. At the Closing, Cathay and BFC shall instruct their respective representatives to make or confirm such filings as shall be required in the opinion of counsel to Cathay and BFC to give effect to the transactions contemplated hereby.

Section 9. EXPENSES.

Except as provided in Sections 9.4 and 9.5(b), each party hereto agrees to pay, without right of reimbursement from the other party and whether or not the transactions contemplated by this Agreement shall be consummated, its own costs incurred by incident to the performance of its obligations under this Agreement, including without limitation costs incident to the preparation of this Agreement and incident to the consummation of the Acquisition and of the other transactions contemplated herein, including the fees and disbursements of counsel, accountants, consultants and financial advisers employed by such party in connection therewith.

Section 10. AMENDMENT; TERMINATION.

10.1 Amendment. This Agreement may be amended by mutual agreement of Cathay, BFC and BFB at any time prior to the Effective Date.

10.2 Termination. This Agreement may be terminated as follows:

(a) By the mutual consent of the Boards of Directors of Cathay, BFC and BFB at any time prior to the consummation of the Acquisition.

(b) By the Cathay on or after August 31, 2004, if any of the conditions in Section 6 to which the obligations of Cathay are subject have not been fulfilled.

(c) By the Board of Directors of Cathay if (A) a Material Adverse Effect shall have occurred since December 31, 2003, in the business, prospects, financial condition, results of operations or properties of BFB, or (B) there has been material failure or prospective material failure on the part of BFC or BFB to comply with its obligations under this Agreement, or any material failure or prospective failure to comply with any of the conditions set forth in Section 6 hereof.

(d) By the Board of Directors of Cathay by reason of any material pending litigation (including pending litigation the outcome of which could involve the payment by BFB of any amount in excess of $250,000, unless an insurer has agreed and continues to agree, to the satisfaction of Cathay, to defend against and pay the amount of any resulting liability), investigation or proceeding relating to the transactions contemplated by this Agreement that is pending as of the date for the Closing hereunder.

(e) By the Board of Directors of BFC or BFB on or after August 31, 2004, if any of the conditions contained in Section 6 to which the obligations of BFC and BFB are subject have not been fulfilled.

10.3 Notice. The right of termination hereunder may be exercised by Cathay, BFC or BFB, as the case may be, only by giving written notice, signed on behalf of such party by its Chief Executive Officer or President, to the other parties.

10.4 Breach of Obligations. If there has been a material breach by either party in the performance of any of the obligations herein which shall not have been cured within 10 business days after written notice thereof has been given to the defaulting party, the nondefaulting party shall have the right to terminate this Agreement upon written notice to the defaulting party. In any event, the nondefaulting party shall have no obligation to consummate any transaction or take any further steps toward such consummation contemplated hereunder until such breach is cured. Notwithstanding such termination, the nondefaulting party shall be entitled to damages resulting from a material breach by the defaulting party. Notwithstanding any of the foregoing, neither Cathay may terminate this Agreement or have any other rights or remedies on account of a breach of this Agreement by Cathay, and neither BFC nor BFB may terminate this Agreement or have any other rights or remedies on account of a breach of this Agreement by BFC or BFB.

10.5 Termination and Expenses. Termination of this Agreement shall not terminate or affect the obligations of the parties to maintain the confidentiality of the other party’s information pursuant to Section 2.1(d) or to pay expenses as provided in Section 9.

Section 11. MISCELLANEOUS.

11.1 Notices. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally, or by overnight courier, or by facsimile or sent by first class United States mail, postage prepaid, registered or certified mail, addressed as follows:

To Cathay:	To BFC or BFB:

Cathay General Bancorp 777 North Broadway Los Angeles, CA 90012 Attn: Heng W. Chen Fax (213) 617-0981 E-mail: heng_chen@cathaybank.com	Broadway Federal Bank 4800 Wilshire Boulevard Los Angeles, CA 90010 Attn: Paul C. Hudson Fax: (323) 634-1717 E-Mail: pchudson@broadwayfed.com

With a copy to:	With a copy to:

Bingham McCutchen, LLP Three Embarcadero Center San Francisco, CA 94111 Attn: James M. Rockett Fax: (415) 393-2286 E-mail: james.rocket@bingham.com	Mayer, Brown, Rowe & Maw LLP 350 South Grand Avenue 25th Floor Los Angeles, CA 90071-1503 Attn: James R. Walther Esq. Fax (213) 625-0248 E-mail: jwalther@mayerbrown.com or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

11.2 Binding Agreement. This Agreement is binding upon and is for the benefit of Cathay, BFC and BFB and their respective successors and permitted assigns. This Agreement is not made for the benefit of any person, firm, corporation or association not a party hereto, and no other person, firm, corporation or association shall acquire or have any right under or by virtue of this Agreement. No party may assign this Agreement or any of its rights, privileges, duties or obligations hereunder without the prior written consent of the other party to this Agreement.

11.3 Survival of Representations and Warranties. No investigation by Cathay, BFC or BFB made before or after the date of this Agreement shall affect the representations and warranties which are contained in this Agreement, and such representations and warranties shall survive such investigation and the representations, warranties, covenants and agreements of Cathay, BFC and BFB contained in this Agreement shall survive the Closing.

11.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

11.5 Attorneys’ Fees. In any action at law or suit in equity in relation to this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

11.6 Entire Agreement; Severability. This Agreement and the documents, certificates, agreements, letters, schedules and exhibits attached or required to be delivered pursuant hereto set forth the entire agreement and understandings of the parties in respect of the transactions contemplated hereby, and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof. Each provision of this Agreement shall be interpreted in a manner to be effective and valid under applicable law, but if any provision hereof shall be prohibited or ruled invalid under applicable law, the validity, legality and enforceability of the remaining provisions shall not, except as otherwise required by law, be affected or impaired as a result of such prohibition or ruling.

11.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Cathay, BFC and BFB have each caused this Agreement to be signed as of the day and year first above written.

BROADWAY FINANCIAL CORPORATION		BROADWAY FEDERAL BANK

By:	/s/ Paul C. Hudson	By:	/s/ Paul C. Hudson
Its:	President and CEO	Its:	President and CEO

CATHAY GENERAL BANCORP

By:	/s/ Dunson K. Cheng, Ph.D.
Its:	Chairman, President and CEO

List of Schedules

A. The BFC Disclosure Schedule (including Sections 4.5(c) and 4.13)

B. The Cathay Disclosure Schedule (including Section 5.5)

SCHEDULE A

Securities Purchase Agreement

Broadway Financial Corporation Schedules

Schedule 3(b)

BFB intends to purchase 410,312 shares of BFC common stock from affiliates of Hot Creek Capital, L.L.P. and to make a public tender offer for up to 183,251 shares of BFC common stock.

Schedule 4.13(b)

The aggregate amount of all NPA’s and all troubled debt restructurings on the books of BFC, BFB and BFC Subsidiaries as of February 27, 2004 was $79,487.00.

Schedule 4.5(c)

Options covering 10,000 shares of BFC common stock will be granted under the BFC Long Term Incentive Plan upon approval by the Board of Directors to Sam Sarpong, BFC’s recently hired Internal Auditor.

SCHEDULE B

CATHAY DISCLOSURE SCHEDULE

Section 5.5.

The regulatory information previously communicated by Cathay to BFC.

EXHIBIT A

BROADWAY FINANCIAL CORPORATION

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Rights Agreement”) is entered into as of March 18, 2004 by and between Cathay General Bancorp, a Delaware corporation and a registered Bank Holding BFC under the Bank Holding BFC Act of 1956 as amended (“Cathay”), and Broadway Financial Corporation, a Delaware corporation and a registered savings and loan holding company under the Home Owners Loan Act (“BFC”), the owner of 100% of the outstanding shares of Broadway Federal Bank (“BFB”), a federal savings bank.

WHEREAS, Cathay, BFC and BFB have entered into that certain Stock Purchase Agreement, dated as of March 18, 2004 (the “Purchase Agreement”) pursuant to which Cathay agreed to acquire, and BFC agreed to sell to Cathay, certain shares of Common Stock, par value $0.01 per share, of BFC (the “Common Stock”), subject to the terms and conditions set forth in the Purchase Agreement;

WHEREAS, concurrently herewith BFC is delivering to Cathay 215,000 shares of Common Stock (the “Shares”), as more fully described in the Purchase Agreement; and

WHEREAS, Section 2.1(d) and related provisions of the Purchase Agreement provide that BFC shall enter into this Rights Agreement for the registration of the Shares concurrent with the execution of the Purchase Agreement;

NOW, THEREFORE, the parties hereto agree to the terms and conditions set forth below. All capitalized terms not defined herein shall have the same meaning as set forth in the Purchase Agreement.

1. Registration Upon Request. As soon as practicable after the written request of Cathay, and, in any event, within 90 days of such request, BFC shall use commercially reasonable efforts to file one registration statement under the Securities Act of 1933 and the rules and regulations thereunder, all as amended from time to time (collectively, the “Act”), covering all Shares that Cathay desires to register, and shall use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable. No other persons shall be entitled to include any securities in any registration pursuant to this Section 1 without the consent of Cathay. BFC shall not be required to effect, or to take any action to effect, more than one registration pursuant to this Section 1. In addition, BFC shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1 if Cathay proposes to dispose of Shares that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 3. BFC shall have the right to defer filing a registration statement under the Act pursuant to this Section 1 not more than once in any 12-month period if the Board of the Directors of BFC shall determine that it would be seriously detrimental to BFC to file such registration statement at the date the filing would otherwise be required under this Rights Agreement, in which case BFC shall have an additional period of not more than 120 days within which to file such registration statement. If Cathay intends to distribute the Shares covered by its request under this Section 1 by means of an underwriting, it shall so advise BFC as a part of its request made pursuant to this Section 1. The underwriter may be selected by Cathay but shall be subject to the approval of BFC, which shall not be unreasonably withheld.

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2. Incidental Registration.

(a) If (but without obligation to do so) BFC proposes to register any of its equity securities under the Act for its own account or for the account of any security holders (other than any registration pursuant to Section 1 or Section 3, any registration of an offering to employees, consultants or other persons providing services to BFC, BFB or their subsidiaries, or any registration on Form S-4 or a successor form, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Shares), it shall promptly give written notice to Cathay of its intention to do so, and if within 30 days after receipt of such notice Cathay so requests in writing, BFC shall, subject to Section 2(b), include in such registration all Shares that Cathay shall specify in writing to BFC.

(b) In connection with any offering involving an underwriting of shares of BFC’s capital stock, BFC shall not be required under Section 2(a) to include any Shares in such underwriting unless Cathay accepts the terms of the underwriting as agreed upon between BFC and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by BFC. If the total amount of securities, including Shares, requested by stockholders to be included in such offering exceeds the amount of securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then BFC shall be required to include in the offering only that number of such securities, including Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among BFC, on the one hand, and the selling stockholders, on the other hand, according to the total amount of securities entitled to be included therein owned by BFC, on the one hand, and the total amount of securities entitled to be included therein owned by the selling stockholders, on the other hand). For purposes of the preceding parenthetical statement concerning apportionment, for any selling stockholder which is a holder of registrable securities and which is a partnership, limited liability company or corporation, the partners, retired partners, members and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

3. Form S-3 Registration. On the written request of Cathay that BFC effect one registration of Shares on Form S-3, BFC shall, as soon as practicable, use its reasonable commercial efforts to effect the registration of such Shares as specified in such request; provided, however, that BFC shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 3 if (i) Form S-3 is not available for such offering; (ii) the Board of the Directors of BFC shall determine that it would be seriously detrimental to BFC to file such registration statement at the date the filing would otherwise be required under this Rights Agreement, in which case BFC shall have an additional period of not more than 120 days

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within which to file such registration statement; or (iii) after BFC has effected one (1) registration pursuant to Section 1 or this Section 3 and such registration has been ordered effective by the Commission.

4. Conditions. Registrations of Shares pursuant to Sections 1, 2 or 3 shall be subject to the following:

(a) Filing of Amendments. BFC shall promptly file such amendments and supplements to the registration statement and the related prospectus and take such other action as may be necessary to keep the registration statement effective and to comply with the Act.

(b) Furnish Copies. BFC shall furnish to Cathay such reasonable number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Cathay may reasonably request to facilitate the disposition of the Shares being registered.

(c) Blue Sky. BFC shall take such action under the securities laws of such states of the United States as Cathay shall reasonably request; provided, however, that BFC shall not be required to qualify to do business as a foreign corporation, or to file any general consent to service of process, in any state.

(d) Underwriting. In the event of an underwritten public offering, BFC and Cathay shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter.

(e) Notification. BFC shall notify Cathay at any time when a prospectus is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(f) Counsel and Accountant’s Opinion. BFC shall furnish, at the request of Cathay, on the date the registered Shares are delivered to the underwriters for sale through underwriters, or, if such Shares are not being sold through underwriters, on the date that the registration statement becomes effective: (i) an opinion, dated such date, of the counsel representing BFC for the purposes of such registration, in form and substance as is customarily given to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Cathay; and (ii) a letter, dated such date, of the independent certified public accountants of BFC, in form and substance as is customarily given by independent certified public Accountants to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Cathay.

(g) Expenses. BFC shall bear the cost of all registrations, including, but not limited to, all registration and filing fees, printing expenses and fees, expenses and disbursements of counsel and accountants for BFC (subject, however, to subsection (h) below), except that Cathay shall pay the fees, expenses and disbursements of any counsel retained by Cathay and the underwriting fees and selling commissions applicable to Cathay’s Shares; provided, however, that BFC shall not be required to pay for any expenses of any registration proceeding begun

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pursuant to Section 1 or Section 3 if the registration request is subsequently withdrawn at the request of Cathay (in which case Cathay shall bear such expenses), unless Cathay agrees to forfeit its registration rights under Section 1 and Section 3; provided further, however, that if at the time of such withdrawal, Cathay has learned of a material adverse change in the condition, business, or prospects of BFC from that known to Cathay at the time of its request and has withdrawn the request with reasonable promptness following disclosure by BFC of such material adverse change, then Cathay shall not be required to pay any of such expenses and shall retain its rights pursuant to Section 1 and Section 3.

(h) Audits. BFC shall not be required to furnish any audited financial statements at the request of Cathay other than those statements customarily prepared at the end of its fiscal year, unless (i) Cathay shall agree to reimburse BFC for the out-of-pocket costs incurred by BFC in the preparation of such other audited financial statements, or (ii) such other audited financial statements are required by the United States Securities and Exchange Commission (the “Commission”) as a condition to ordering a registration statement effective under the Act.

(i) Indemnification.

(1) To the extent permitted by law, BFC shall indemnify and hold harmless Cathay, each of its directors and officers, any underwriter (as defined in the Act) and each person who under the Act is deemed a controlling person of Cathay or underwriter, against any losses, claims, damages or liabilities (or actions in respect thereto) to which Cathay, underwriter or controlling person may become subject under the Act, the Exchange Act or applicable state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue or allegedly untrue statement of any material fact contained in the registration statement, any related prospectus or preliminary prospectus or any amendment or supplement to the registration statement or any prospectus or preliminary prospectus or (ii) upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse any legal or other expenses reasonably incurred by Cathay, its directors and officers, underwriter or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that BFC shall not be liable to Cathay, its directors and officers, underwriter or controlling person for any losses, claims, damages, liabilities or actions to the extent the same shall arise out of or be based upon any such untrue statement or omission made in reliance upon and in conformity with written information furnished by Cathay, its directors and officers, underwriter or controlling person seeking indemnification hereunder to BFC for use in the registration statement, prospectus, preliminary prospectus, amendment or supplement.

(2) Cathay shall indemnify and hold harmless BFC, each of its directors, each of its officers who has signed the registration statement, any underwriters, and its controlling persons against any such losses, claims, damages, or liabilities (or actions in respect thereto), to which any of the foregoing persons may become subject, under the Act, the Exchange Act or applicable state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, and shall reimburse any legal or other expenses reasonably incurred by any of the foregoing persons in connection with investigating or

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defending against any such loss, claim, damage, liability or action, in each case to the extent (and only to the extent) that such Violation shall arise out of or be based upon any untrue or allegedly untrue statement, or any omission or alleged omission, made in reliance upon and in conformity with written information furnished by Cathay to BFC for use in the registration statement, prospectus, preliminary prospectus, amendment or supplement; provided, that the liability under this Section 4(i)(2) of Cathay shall not exceed Cathay’s gross proceeds from the offering, except in the case of willful fraud by Cathay.

(3) Each party entitled to indemnification hereunder (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party becomes aware of any claim or potential claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom. The Indemnified Party may participate in such defense at its own expense. No Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior, written consent of the Indemnifying Party.

(4) If the indemnification provided for in this Section 4(i) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein for reasons of public policy, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other, in connection with the matters that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(j) Information Concerning Cathay. Cathay shall furnish to BFC such information regarding Cathay as BFC may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to herein.

(k) Same Exchange. BFC shall cause all Shares registered hereunder to be listed on each securities exchange on which similar securities issued by BFC are then listed.

(l) Transfer Agent. BFC shall provide a transfer agent and registrar for all Shares registered pursuant to this Rights Agreement and a CUSIP number for all such Shares, in each case not later than the effective date of such registration.

5. Reports Under Securities Exchange Act of 1934. With a view to making available to Cathay the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Commission that may at any time permit a holder to sell shares to the public without registration, BFC agrees, to:

(a) use its reasonable efforts to make and keep public information available, as those terms are understood and defined in Commission Rule 144;

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(b) use its reasonable efforts to file with or submit to the Commission in a timely manner all reports and other documents required of BFC under the Act and the 1934 Act; and

(c) furnish to Cathay promptly upon request (i) a written statement by BFC as to whether or not it has complied with the reporting requirements of Commission Rule 144, the Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of BFC and such other reports and documents so filed by BFC, and (iii) such other information as may reasonably be requested in availing a shareholder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

6. Assignability of Registration Rights. The rights to cause BFC to register the Shares may be assigned (but only with all related obligations) by Cathay one time to any purchaser of all of the Shares then held by Cathay, provided BFC is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

7. Amendment. Any provision of these registration rights may be amended, and the exercise of any rights under this Rights Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of BFC and Cathay, except that any party may waive as to itself in writing the exercise of any rights under this Rights Agreement.

8. Expiration. Cathay’s rights to cause BFC to register the Shares pursuant to this Rights Agreement shall expire at such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of Cathay’s shares during a three (3)-month period without registration.

9. Rights Granted to Subsequent Investors. Without the prior written consent of Cathay, BFC shall not enter into an agreement with any holder or prospective holder of any securities of BFC which would allow such holder or prospective holder: (a) to include such securities in any registration filed under Section 1, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the number of Shares which are included, or (b) to make a demand registration which could result in such registration statement being declared effective prior to the date set forth in Section 1 or within one hundred eighty (180) days of the effective date of any registration effected pursuant to Section 1.

10. Miscellaneous.

(a) Governing Law; Forum for Dispute Resolution. This Rights Agreement shall be governed by the laws of Delaware. The forum for dispute resolution shall be Los Angeles County, California.

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(b) Entire Agreement. This Rights Agreement, together with the Purchase Agreement, constitutes the entire agreement among the parties regarding the transactions contemplated herein and therein, and may not be amended except in writing.

(c) Notices. All communications provided for in this Rights Agreement shall be in writing and shall be sent to each party at the address set forth in the Purchase Agreement, or to such other address as a party may from time to time designate in writing to the other parties. Notices shall be sent by personal delivery, by registered mail, return receipt requested, or by express courier.

(d) Headings. The headings contained in this Rights Agreement are solely for convenience of reference and shall not affect the interpretation of this Rights Agreement.

(e) Counterparts. This Rights Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f) Successors and Assigns. This Rights Agreement shall be binding upon and inure to the benefit of and be enforceable by Cathay and BFC and their respective successors and assigns.

(g) Delays or Omissions; Waiver. No delay or omission to exercise any right, power, or remedy accruing to either BFC or Cathay upon any breach or default by the other under this Rights Agreement shall impair any such right, or remedy nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein or in any similar breach or default thereafter occurring.

(h) Further Actions. At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Rights Agreement.

IN WITNESS WHEREOF, the parties have caused this Rights Agreement to be duly executed and delivered as of the date first above written.

CATHAY GENERAL BANCORP (“Cathay”)		BROADWAY FINANCIAL CORPORATION (“BFC”)

By:	/s/ Dunson K. Cheng, Ph.D.	By:	/s/ Paul C. Hudson
Its:	Chairman, President and CEO	Its:	President

Address: 777 North Broadway Los Angeles, CA 90012 Attention: Mr. Heng W. Chen		Address: 4800 Wilshire Boulevard Los Angeles, CA 90010 Attention: Mr. Paul C. Hudson

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